Preliminary Structural and Collateral Term Sheet      December 20, 2005
-------------------------------------------------------------------------------

Goldman Sachs    $975,689,100 (approximate) of Offered Certificates
[LOGO OMITTED]           Alternative Loan Trust 2005-81
                              CWALT, Inc. Depositor
                 Mortgage Pass-Through Certificates, Series 2005-81


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES
The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE EMAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material delivered prior to our contract with you. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.




This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.
                                  Page 1 of 7

        Preliminary Structural and Collateral Term Sheet      December 20, 2005
-------------------------------------------------------------------------------

Goldman Sachs      $975,689,100 (approximate) of Offered Certificates
[LOGO OMITTED]             Alternative Loan Trust 2005-81
                                CWALT, Inc. Depositor
                   Mortgage Pass-Through Certificates, Series 2005-81



Description of the Offered Certificates

------------------------------------------------------------------------------------------------------------------------------
             Approximate                  Credit                   Estimated    Principal    Estimated    Principal   Pricing
             Certificate                Enhancement    Initial     Avg. Life     Payment     Avg. Life     Payment     Speed
             Balance ($)    Ratings     Percentage  Pass-Through     (yrs)        Window       (yrs)       Window
Certificates     (1)     (Moody's/S&P)      (2)       Rate (3)     (Call)(4)    (Call)(4)  (Maturity)(5) (Maturity)(5)
--------------------------------------------------------------------------------------------------------------------------------
1A1(6)        413,551,000   Aaa/AAA       46.30%      1ML+[ ]%        3.95     01/06-04/16      4.29     01/06-01/36   20 CPR
--------------------------------------------------------------------------------------------------------------------------------
1A2(6)        172,313,000   Aaa/AAA       23.93%      1ML+[ ]%        3.95     01/06-04/16      4.29     01/06-01/36   20 CPR
--------------------------------------------------------------------------------------------------------------------------------
1A3           103,388,000   Aaa/AAA       10.50%      1ML+[ ]%        3.95     01/06-04/16      4.29     01/06-01/36   20 CPR
--------------------------------------------------------------------------------------------------------------------------------
1A4           200,000,000   Aaa/AAA       10.50%         [ ]%         3.95     01/06-04/16      4.29     01/06-01/36   20 CPR
--------------------------------------------------------------------------------------------------------------------------------
M1             20,368,000   Aa1/AA+        8.45%      1ML+[ ]%        7.00     01/06-04/16      7.78     01/06-01/36   20 CPR
--------------------------------------------------------------------------------------------------------------------------------
M2             17,387,000    Aa2/AA        6.70%      1ML+[ ]%        7.00     01/06-04/16      7.78     01/06-01/36   20 CPR
--------------------------------------------------------------------------------------------------------------------------------
M3              9,935,000   Aa3/AA-        5.70%      1ML+[ ]%        7.00     01/06-04/16      7.78     01/06-01/36   20 CPR
--------------------------------------------------------------------------------------------------------------------------------
M4              8,942,000     A1/A         4.80%      1ML+[ ]%        7.00     01/06-04/16      7.78     01/06-01/36   20 CPR
--------------------------------------------------------------------------------------------------------------------------------
M5              8,445,000    A2/A-         3.95%      1ML+[ ]%        7.00     01/06-04/16      7.78     01/06-01/36   20 CPR
--------------------------------------------------------------------------------------------------------------------------------
B1              8,445,000   Baa1/BBB       3.10%      1ML+[ ]%        7.00     01/06-04/16      7.78     01/06-01/36   20 CPR
--------------------------------------------------------------------------------------------------------------------------------
B2              7,948,000   Baa2/BB+       2.30%      1ML+[ ]%        7.00     01/06-04/16      7.78     01/06-01/36   20 CPR
--------------------------------------------------------------------------------------------------------------------------------
B3              4,967,000   Baa3/BB        1.80%      1ML+[ ]%        7.00     01/06-04/16      7.78     01/06-01/36   20 CPR
--------------------------------------------------------------------------------------------------------------------------------
AR                    100    NR/AAA       10.50%         [ ]%         0.07     01/06-01/06      0.07     01/06-01/06   20 CPR
--------------------------------------------------------------------------------------------------------------------------------
X((7))        793,577,891   Aaa/AAA                      [ ]%
--------------------------------------------------------------------------------------------------------------------------------


(1) The Certificate Balances are based on balances of the Mortgage Loans as of December 1, 2005 and subject to a +/- 10% variance. The Class X Certificate Balances is a notional balance equal to the aggregate certificate balance of the Class 1A1, Class 1A2, Class 1A3, Class M1, Class M2, Class M3, Class M4, Class M5, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates (the "LIBOR Certificates").

(2) The Credit Enhancement percentages are preliminary and are subject to change based upon the final pool as of the Cut-Off Date and additional rating agency analysis.

(3) The Pass-Through Rates for the Class 1A4 and Class AR Certificates will equal the Weighted Average Adjusted Net Mortgage Rate of the mortgage loans. The Pass-Through Rates for the Class 1A1, Class 1A2 and Class 1A3 Certificates will be floating rates equal to the lesser of (i) the Weighted Average Adjusted Net Mortgage Rate of the mortgage loans for that Distribution Date adjusted for the related interest accrual period (the "Net WAC Cap") and (ii) One-Month LIBOR plus the applicable margin (which margins will double after the first possible optional call date). The Pass-Through Rate for the Class M1, Class M2, Class M3, Class M4, Class M5, Class B1, Class B2, and Class B3 Certificates will be floating rates equal to the lesser of (i) the Net WAC Cap and (ii) One-Month LIBOR plus the applicable margin (which margins after the first possible optional call date will be multiplied by 1.5).

(4) Average Life and Payment Windows are calculated based upon the pricing speed to the clean up call.

(5) Average Life and Payment Windows are calculated based upon the pricing speed to maturity.

(6) The Class 1A1 and Class 1A2 Certificates will each be a "Super Senior Class" and will be entitled to additional credit support. The Class 1A1 and Class 1A2 Certificates will receive additional credit support from the Class 1A3 Certificates (a "Super Senior Support Class"). The Class 1A1 Certificates will also receive additional credit support from the Class 1A2 Certificates (a "Super Senior Support Class") after the class certificate balance of the Class 1A3 Certificates is reduced to zero. Principal losses on the related underlying loans will not be allocated to the applicable Super Senior Class, but instead will first be allocated to the applicable super senior support class.

(7) The Class X Certificates will consist of one interest only component and one principal only component. The Class X IO Component will have a notional balance equal to the LIBOR Certificates. The pass-through rate for the Class X IO Component for the interest accrual period related to each distribution date will be a per annum rate equal to the excess, if any, of (x) the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans over (y) the weighted average of the pass-through rates of the LIBOR Certificates multiplied by a fraction, the numerator of which is the actual number of days in the related interest accrual period and the denominator of which is 30. The Class X PO component will have a pass-through rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans. All amounts in respect of interest payable to the Class X Certificates on any Distribution Date will be first deposited in the Carryover Shortfall Reserve Fund to pay any carryover shortfall amount to the LIBOR Certificates on the related Distribution Date, and then any remaining amounts will be distributed to the Class X Certificates.




This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.
                                  Page 2 of 7

        Preliminary Structural and Collateral Term Sheet      December 20, 2005
-------------------------------------------------------------------------------


Collateral Description(1)

--------------------------------------------------------------------------

Group                                                           Total

--------------------------------------------------------------------------
Aggregate Principal Balance                                  $993,577,992
--------------------------------------------------------------------------
Average Loan Balance                                             $366,634
--------------------------------------------------------------------------
Number of Loans                                                     2,710
--------------------------------------------------------------------------
Weighted Average Months to Roll                                         1
--------------------------------------------------------------------------
Weighted Average Term to Maturity(2)                                  360
--------------------------------------------------------------------------
Gross WAC                                                          2.914%
--------------------------------------------------------------------------
Weighted Average Expense Rate                                      0.407%
--------------------------------------------------------------------------
Net WAC                                                            2.507%
--------------------------------------------------------------------------
Minimum Coupon                                                     1.000%
--------------------------------------------------------------------------
Maximum Coupon                                                     8.375%
--------------------------------------------------------------------------
Weighted Average Maximum Interest Rate                             9.959%
--------------------------------------------------------------------------
Gross Margin                                                       3.246%
--------------------------------------------------------------------------
Net Margin                                                         2.839%
--------------------------------------------------------------------------
MTA Indexed Percent                                                  100%
--------------------------------------------------------------------------
Prepayment Penalty Percent                                           100%
--------------------------------------------------------------------------
Weighted Average FICO                                                 692
--------------------------------------------------------------------------
Cash Out Refinance Percent                                            55%
--------------------------------------------------------------------------
California Percent                                                    58%
--------------------------------------------------------------------------
Primary Residence Percent                                             81%
--------------------------------------------------------------------------
Single Family and PUD Percent                                         80%
--------------------------------------------------------------------------
Single Largest Zip Code Percent                                    0.437%
--------------------------------------------------------------------------
Largest Individual Loan Balance                                $2,000,000
--------------------------------------------------------------------------
Weighted Average Current Loan-to-Value Ratio                          75%
--------------------------------------------------------------------------
Latest Maturity Date                                             1/1/2036
--------------------------------------------------------------------------



----------------------

(1) Using December 1, 2005 mortgage loan balances.
(2) 5.95% of the mortgage loans will have the first payment due in February, 2006, and will not make any payment prior to that date. Accordingly, the original terms for these loans are calculated from that date.





This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.
                                  Page 3 of 7

        Preliminary Structural and Collateral Term Sheet      December 20, 2005
-------------------------------------------------------------------------------


Time Table

Cut-Off Date:                 December 1, 2005
Settlement Date:              December 29, 2005
Expected Pricing Date:        December 22, 2005
Distribution Date:            25th of each month or the next business day
First Distribution Date:      January 25, 2006

Features of the Transaction

|X| Offering consists of certificates totaling approximately $975,689,100 of which $889,252,100 will be rated Aaa/AAA by Moody's and S&P.

|X| The expected amount of credit support for the Class 1A1 Super Senior Certificates will be approximately 46.30% (+/- 0.50%), for the Class 1A2 Super Senior Certificates will be approximately 23.93% (+/- 0.50%), and for the Class 1A4 Certificates, Class AR Certificates and Class 1A3 Super Senior Support Certificates will be approximately 10.50% (+/- 0.50%).

|X| All collateral consists of 1-Year MTA negatively amortizing adjustable rate mortgage loans set to mature within 30 years of the date of origination, secured by first liens on one- to four-family residential properties and originated by Countrywide Home Loans.

Structure of the Certificates

Credit Enhancement

The subordinate certificates will be entitled to Net Prepayments only subject to the conditions as described in the shifting interest section below. Credit support for the transaction is in the form of a senior/subordinated, shifting interest structure. The Class M1, Class M2, Class M3, Class M4, Class M5, Class B1, Class B2 and Class B3 Certificates (the "Senior Subordinate Certificates") and the Class B4 and Class B5 Certificates (the "Junior Subordinate Certificates", and together with the Senior Subordinate Certificates, the "Subordinate Certificates") will be subordinate in the right to receive payments of principal and interest and, therefore, provide credit protection to the Class 1A1, Class 1A2, Class 1A3, Class 1A4 and Class AR Certificates (collectively with the Class X Certificates, the "Senior Certificates"). The Class 1A1, Class 1A2 and Class 1A3 Certificates are the "Senior LIBOR Certificates." Together with the Subordinate Certificates, the Senior LIBOR Certificates are the "LIBOR Certificates." Furthermore, the Class 1A1 and Class 1A2 Certificates will each be a Super Senior Class, and will be entitled to additional credit support as described in the "Allocation of Realized Losses" Section. Principal losses on the related underlying loans otherwise allocable to a Super Senior Class instead will be first allocated to the related Super Senior Support classes. The senior certificates will receive distributions of interest and principal before the subordinate certificates receive distributions of interest or principal, and the Subordinate Certificates will receive distributions in order of their numerical class designations.

Shifting Interest

Unless the level of credit enhancement provided by the subordinate certificates has reached two times the original level, subject to customary loss and delinquency criteria, the senior certificates will, in the aggregate, generally receive their pro rata share of all scheduled principal payments and 100% of all Net Prepayments on the mortgage loans until the 10th anniversary of the closing date (i.e., the distribution date in December 2015). Thereafter, the senior certificates will generally receive their share of scheduled principal payments and a decreasing share of Net Prepayments. This will result in a faster rate of return of principal to those senior certificates than would occur if those senior certificates and the subordinate certificates received all payments pro rata, and increases the likelihood that holders of the senior certificates will be paid the full amount of principal to which they are entitled. The prepayment percentages on the Subordinate Certificates are as follows:




This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.
                                  Page 4 of 7

        Preliminary Structural and Collateral Term Sheet      December 20, 2005
-------------------------------------------------------------------------------



    ----------------------------------------- -------------------------------
             Distribution Date                          Percentage
    ----------------------------------------- -------------------------------
       January 2006 - December 2015                         0%
       January 2016 - December 2016                        30%
       January 2017 - December 2017                        40%
       January 2018 - December 2018                        60%
       January 2019 - December 2019                        80%
          January 2020 and after                           100%
    ----------------------------------------- -------------------------------

If before the Distribution Date in January 2009 the credit support to the Senior Certificates is greater than or equal to two times the original credit support percentage, then the Subordinate Certificates would be entitled to 50% of their pro rata share of Net Prepayments subject to certain loss and delinquency criteria. If on or after the Distribution Date in January 2009 the credit support is greater than or equal to two times the original credit support percentage, then the Subordinate Certificates would be entitled to 100% of their pro rata share of the Net Prepayments, subject to customary loss and delinquency criteria.

Allocation of Realized Losses

Losses on the mortgage loans realized during any calendar month will be allocated on each Distribution Date to reduce the Class Certificate Balances of the Subordinate Certificates in reverse order of seniority, in each case until the Class Certificate Balance of each such class has been reduced to zero. If the Class Certificate Balances of all of the Subordinate Certificates have been reduced to zero, further realized losses on the Mortgage Loans would be allocated pro rata to the Senior Certificates based on their outstanding Class Certificate Balances, in each case until the Class Certificate Balance of such class of certificates has been reduced to zero.

Notwithstanding the foregoing, realized losses on the Mortgage Loans otherwise allocable to the Class 1A1 and Class 1A2 Certificates will be allocated to the Class 1A3 Certificates to reduce the Class Certificate Balance of such class until the Class Certificate Balance of such class has been reduced to zero, and thereafter losses otherwise allocable to the Class 1A1 will be allocated to the Class 1A2 Certificates until such class has been reduced to zero.

Priority of Distributions

      1. Payment of interest pro-rata to the senior certificates, provided, however, that any distribution of interest to which the Class X Certificates are otherwise entitled (after allocation of Net Deferred Interest, as defined below) will first be deposited into the Carryover Shortfall Reserve Fund and will not be distributed except as described below.

      2. Payment of principal to the classes of senior certificates then entitled to receive distributions of principal. Principal will be paid first to the Class AR Certificates, and then to the Class 1A1, Class 1A2, Class 1A3 and Class 1A4 Certificates pro-rata until their principal balances are reduced to zero.

      3. Payment of interest and then principal to each class of subordinated certificates, in the order of their seniority, beginning with the Class M1, Class M2, Class M3, Class M4, Class M5, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates.

From amounts on deposit in the Carryover Shortfall Reserve Fund:

      1. Interest first, pro rata to the Class 1A1, Class 1A2 and Class 1A3 Certificates, then, sequentially to the Class M1, Class M2, Class M3, Class M4, Class M5, Class B1, Class B2, Class B3, Class B4 and Class B5 Certificates from amounts received from the Class X Certificates, based upon the amount of any carryover shortfall amounts with respect to such classes of certificates remaining unpaid.

      2. To the Class X Certificates, amounts remaining on deposit in the carryover shortfall reserve fund otherwise distributable to such class.

Negative Amortization
Since the mortgage loans are subject to negative amortization, the Class 1A1, Class 1A2, Class 1A3 and Class 1A4 Certificates, the Subordinate Certificates and the Class X Certificates are subject to increases in their principal balances. However, the amount of negative amortization that occurs in each period will be offset by principal prepayments. Any negative amortization that is not offset by principal prepayments ("Net Deferred Interest") will be allocated to the Certificates based on the excess of (i) interest that accrued on such Certificates at its respective pass-through rate, over (ii) interest that accrued on such Certificates at its related Adjusted Rate Cap (the Net WAC Cap adjusted for negative amortization), except in the case of the Class X IO Component of the Class X Certificate. Net Deferred Interest not allocated as described above will be allocated to the Class X PO Component of the Class X Certificates. Principal prepayments in excess of the negative amortization are "Net Prepayments".




This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.
                                  Page 5 of 7

        Preliminary Structural and Collateral Term Sheet      December 20, 2005
-------------------------------------------------------------------------------

Key Terms


Issuer:                      Alternative Loan Trust 2005-81

Seller:                      Countrywide Home Loans, Inc.

Depositor:                   CWALT, Inc.

Master Servicer:             Countrywide Home Loans Servicing LP.

Trustee:                     The Bank of New York

Rating Agencies:             Moody's Investors Service and Standard & Poor's.

Type of Issuance:            Public for all the Offered Certificates.

Servicer Advancing:          The Master Servicer is obligated to advance  delinquent  mortgagor payments through the date of liquidation of an REO property to the extent they are deemed recoverable.

Compensating Interest:       On each distribution date, the Master Servicer is required to cover certain interest shortfalls as a result of voluntary prepayments up to one-half of its aggregate servicing fee for that distribution date.

Interest Accrual:            The interest accrual period with respect to Senior Certificates (other than the Class 1A4, Class AR and Class X Certificates) and Subordinate Certificates will be the period commencing on the
                             Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on the day preceding that
                             Distribution Date (on an Actual/360 basis). The interest accrual period for the Class 1A4, Class AR and Class X Certificates will be the calendar month preceding the month of the Distribution Date (on a 30/360 basis).

Collateral Description:      As of December 1, 2005, the aggregate principal balance of the mortgage loans described herein is expected to be approximately $994 million. The Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after the initial fixed rate teaser period of one or three months) based upon an index rate of the 12-month moving average of the monthly yield on United States treasury securities adjusted to a constant maturity of one year (the "MTA") index. After the one or three month initial fixed rate teaser period, the interest rate for each Mortgage Loan will adjust monthly to equal the sum of MTA and the related gross margin, but the monthly payment will not be adjusted except as described below. None of the Mortgage Loans are subject to a periodic rate adjustment cap.
                             All of the Mortgage Loans are subject to a maximum mortgage rate.

                             For each of the Mortgage Loans, the related borrower must make a minimum monthly payment which is subject to adjustment on a date specified in the mortgage note and annually on the same date thereafter, subject to the conditions that (i) the amount of the minimum monthly payment will not increase or decrease by an amount that is more than 7.50% of the last minimum monthly payment, (ii)
                             as of the fifth anniversary of the first due date and on the same day every five years thereafter as well as the final payment adjustment date, the minimum monthly payment will be recast, without regard to the limitation in clause (i) above, in order to amortize fully the then unpaid mortgage loan principal balance over the remaining term to maturity, and (iii) if the unpaid mortgage loan principal balance exceeds 110% or 115% of the original principal balance due to Deferred Interest
                             (the "Negative Amortization Limit"), the minimum monthly payment will be recast, without regard to the limitation in clause (i), in order to amortize fully the then unpaid principal balance over the remaining term to maturity.

                             Negative amortization on a Mortgage Loan will occur when the monthly payment made by the borrower is less than interest accrued at the current mortgage rate on the unpaid principal balance of the
                             Mortgage Loan (such deficiency, "Deferred Interest"). The amount of the Deferred Interest is added to the unpaid principal balance of the Mortgage Loan.





This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.
                                  Page 6 of 7

        Preliminary Structural and Collateral Term Sheet      December 20, 2005
-------------------------------------------------------------------------------


The Mortgage Loans:          The Mortgage Loans are secured by one-to-four family residential properties. The mortgage loans are indexed to 1-Year MTA with monthly coupon adjustments that allow for negative amortization. 97.25% of the loans have a negative amortization limit of 115% of the original loan principal balance, and
                             2.75% of the loans have a negative amortization limit of 110% of the original principal balance. The mortgage interest rates are subject to lifetime maximum mortgage interest rates, which is 9.959% on a weighted average basis.

                             All of the mortgage loans provide for the payment by the related mortgagor of a prepayment charge.
                             These prepayment charges apply to principal prepayments in full resulting from sales and refinancings and in certain instances curtailments in accordance with the provisions of the related mortgage note, generally, during the first three years.

Expense Rate:                The "Expense Rate" is comprised of primary servicing fees, lender paid mortgage insurance, if any, and a trustee fee. The weighted average Expense Rate as of the Cut-Off Date will be equal to approximately 0.407%.


Expected Subordination:      10.50% (+/- 0.50%) for the Class 1A3, Class 1A4 and Class AR  Certificates,  46.30% (+/- 0.50%)
                             for the Class 1A1 Certificates and 23.93% (+/- 0.50%) for the Class 1A2 Certificates.

Other Certificates:          The  following  Classes of "Other Certificates"  willl be issued in the indicated approximate original certificate  balances, which will provide credit support to the  related  Offered
                             Certificates, but are not offered publicly:

                               ---------------------------------------------------------------------------------------
                                        Certificate(1)    Approximate Certificate Balance   Initial Pass-Through Rate(2)
                               ---------------------------------------------------------------------------------------
                                            B4                    $9,935,000                        1 ML+ [ ]%

                                            B5                    $7,953,891                        1 ML+ [ ]%
                               ---------------------------------------------------------------------------------------

                               (1) The Certificate Sizes are approximate, based on balances of the Mortgage Loans as of
                               December 1, 2005 and are subject to a +/- 10% variance.
                               (2) For the Class B4 and B5 subordinate certificates the Pass-Through Rate will be floating rates equal to the lesser of (i) the Net WAC Cap and (ii) One-Month LIBOR plus the applicable margin
                               (which margins after the first possible optional call date will be multiplied by 1.5).
Clean Up Call:               At or below 10% of the Cut-off Date principal balance of the Mortgage Loans.

Tax Treatment:               It is anticipated that the Offered  Certificates will be treated as REMIC regular interests for tax purposes.

ERISA Eligibility:           The Offered Certificates are expected to be eligible for purchase by or with assets of employee benefit plans and other plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Code, subject to certain conditions. Prospective investors should review with their own legal advisors as to whether the purchase and holding of the Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, Section 4975 of the Code or other similar laws.

SMMEA Eligibility:           The Senior Certificates, the Class M1, the Class M2 and the Class M3 Certificates are expected to constitute "mortgage related securities" for purposes of SMMEA.

Minimum Denomination:        $25,000 for the Senior Certificates and the Senior Subordinate Certificates.

Delivery:                    Senior Certificates and Senior Subordinate Certificates - DTC.





This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.
                                  Page 7 of 7

        Goldman, Sachs & Co.
            CWALT 2005-81
     Cut-off - December 1, 2005

             All records


              Selection Criteria: All records
              Table of Contents

                 1. Stats
                 2. Prepayment Penalty Terms
                 3. Balance
                 4. Original Rate
                 5. Current Rate
                 6. Principal Balance
                 7. Original Term
                 8. RemTerm
                 9. Age
                 10. First Payment Date
                 11. States
                 12. Original LTV
                 13. FICO
                 14. PMI
                 15. Property Type
                 16. Occupancy Code
                 17. Purpose
                 18. Documentation Type
                 19. Lien Position
                 20. Gross Margins
                 21. Life Time Cap
                 22. Months to Roll
                 23. Initial Adjustment Date
                 24. Teaser Period
                 25. NegAm Limit

              1. Stats

              As of Date: 20051201
              Count: 2,710
              Current Balance: $993,577,991.55
              AverageCurBal: $366,633.95
              OrigWAC: 1.524
              GWAC: 2.9144
              NetWAC: 2.5073
              GrossMargin: 3.2463
              NetMargin: 2.8392
              FICO: 692
              Original LTV: 75.28
              Combined LTV: 78.39
              %CA: 58.23%
              WALA: 0
              OrigTerm: 360
              WAM: 360
              InitPerCap: 0.000
              PerCap: 0.000
              MaxRate: 9.9589
              MTR: 1
              Maximum 1 Zip Concentration: 0.437%



              2. Prepayment Penalty Terms

              -------------------------------------------------------------------------------------------------------------------
                                                                                                Net
              Prepayment Penalty Terms    Count         Balance  Percent     GWAC  Margin    Margin  Age    FICO     LTV  %3yrPPP
              -------------------------------------------------------------------------------------------------------------------
              36                          2,710  993,577,991.55      100    2.914   3.246     2.839    0     692   75.28      100
              -------------------------------------------------------------------------------------------------------------------
              Total:                      2,710  993,577,991.55      100    2.914   3.246     2.839    0     692   75.28      100
              -------------------------------------------------------------------------------------------------------------------




              3. Balance

              --------------------------------------------------------------------------------------------------------------------
                                                                                                Net
              Balance                     Count         Balance  Percent     GWAC  Margin    Margin  Age    FICO     LTV  %3yrPPP
              --------------------------------------------------------------------------------------------------------------------
              CONFORMING                  1,496  354,739,768.70     35.7    2.983   3.345     2.921    0     685   75.79      100
              --------------------------------------------------------------------------------------------------------------------
              JUMBO                       1,214  638,838,222.85     64.3    2.876   3.192     2.794    0     696      75      100
              --------------------------------------------------------------------------------------------------------------------
              Total:                      2,710  993,577,991.55      100    2.914   3.246     2.839    0     692   75.28      100
              --------------------------------------------------------------------------------------------------------------------




              4. Original Rate

              --------------------------------------------------------------------------------------------------------------------
                                                                                                Net
              Original Rate               Count         Balance  Percent     GWAC  Margin    Margin  Age    FICO     LTV  %3yrPPP
              --------------------------------------------------------------------------------------------------------------------
              0.751 - 1.000                 960  399,458,275.51     40.2    2.917   3.033     2.649    1     698   72.03      100
              --------------------------------------------------------------------------------------------------------------------
              1.001 - 1.250                   2      355,920.03     0.04    6.639   3.339     2.955    2     624   73.53      100
              --------------------------------------------------------------------------------------------------------------------
              1.251 - 1.500                 948  362,791,013.39    36.51    2.452   3.302     2.918    0     690   75.63      100
              --------------------------------------------------------------------------------------------------------------------
              1.501 - 1.750                  32   10,489,134.27     1.06    2.738   3.235     2.851    1     690   75.09      100
              --------------------------------------------------------------------------------------------------------------------
              1.751 - 2.000                 262   81,069,879.26     8.16    3.052   3.389     3.004    0     655   78.52      100
              --------------------------------------------------------------------------------------------------------------------
              2.001 - 2.250                  18    5,783,475.07     0.58    2.326   3.651     3.267    0     702   76.66      100
              --------------------------------------------------------------------------------------------------------------------
              2.251 - 2.500                 237   68,517,045.14      6.9    3.372   3.435     3.048    0     714   79.54      100
              --------------------------------------------------------------------------------------------------------------------
              2.501 - 2.750                  56   14,966,760.62     1.51    5.535   3.775     2.997    2     688   85.36      100
              --------------------------------------------------------------------------------------------------------------------
              2.751 - 3.000                  86   21,865,476.88      2.2    4.034   3.473     3.004    0     698   81.34      100
              --------------------------------------------------------------------------------------------------------------------
              3.001 - 3.250                  29    8,234,702.57     0.83    5.639   3.949     3.105    2     704   88.04      100
              --------------------------------------------------------------------------------------------------------------------
              3.251 - 3.500                  27    7,629,853.60     0.77    5.224    4.14     3.234    1     679   84.62      100
              --------------------------------------------------------------------------------------------------------------------
              3.501 - 3.750                  24    5,800,836.04     0.58    3.868   4.152     3.415    0     696   83.63      100
              --------------------------------------------------------------------------------------------------------------------
              3.751 - 4.000                   8    1,980,864.22      0.2    6.389   4.622     3.511    1     650   88.64      100
              --------------------------------------------------------------------------------------------------------------------
              4.001 - 4.250                  11    2,379,139.04     0.24    5.419   4.179     3.121    0     699   91.05      100
              --------------------------------------------------------------------------------------------------------------------
              4.251 - 4.500                   8    1,883,265.91     0.19    5.786   4.334     3.049    0     702   93.61      100
              --------------------------------------------------------------------------------------------------------------------
              4.501 - 4.750                   1      120,600.00     0.01     4.75    4.95     3.456    0     649      90      100
              --------------------------------------------------------------------------------------------------------------------
              4.751 - 5.000                   1      251,750.00     0.03    4.875     4.7     3.516    0     637      95      100
              --------------------------------------------------------------------------------------------------------------------
              Total:                      2,710  993,577,991.55      100    2.914   3.246     2.839    0     692   75.28      100
              --------------------------------------------------------------------------------------------------------------------
              min: 1.000
              max: 4.875
              wa: 1.524




              5. Current Rate

              --------------------------------------------------------------------------------------------------------------------
                                                                                                Net
              Current Rate                Count         Balance  Percent     GWAC  Margin    Margin  Age    FICO     LTV  %3yrPPP
              --------------------------------------------------------------------------------------------------------------------
              0.751 - 1.000                 598  256,460,745.86    25.81        1    3.03     2.646    0     699   71.74      100
              --------------------------------------------------------------------------------------------------------------------
              1.251 - 1.500                 766  295,341,003.13    29.72    1.497   3.295     2.911    0     690   75.64      100
              --------------------------------------------------------------------------------------------------------------------
              1.501 - 1.750                  26    8,357,584.89     0.84    1.744   3.218     2.834    0     695   73.87      100
              --------------------------------------------------------------------------------------------------------------------
              1.751 - 2.000                 202   62,266,906.00     6.27        2   3.438     3.054    0     650   76.84      100
              --------------------------------------------------------------------------------------------------------------------
              2.001 - 2.250                  17    5,668,200.00     0.57    2.246   3.665     3.281    0     703    76.8      100
              --------------------------------------------------------------------------------------------------------------------
              2.251 - 2.500                 189   54,305,027.19     5.47      2.5   3.444     3.059    0     710   79.57      100
              --------------------------------------------------------------------------------------------------------------------
              2.501 - 2.750                  13    5,169,750.00     0.52    2.743    3.93     3.519    0     652   77.83      100
              --------------------------------------------------------------------------------------------------------------------
              2.751 - 3.000                  64   15,761,793.21     1.59    2.981   3.483      3.02    0     698   81.63      100
              --------------------------------------------------------------------------------------------------------------------
              3.001 - 3.250                  16    3,430,950.07     0.35    3.245   3.823     3.329    0     719   82.63      100
              --------------------------------------------------------------------------------------------------------------------
              3.251 - 3.500                  17    4,401,440.00     0.44    3.487   4.026     3.339    0     664   83.21      100
              --------------------------------------------------------------------------------------------------------------------
              3.501 - 3.750                  22    5,558,231.15     0.56    3.707   4.147     3.428    0     694   83.35      100
              --------------------------------------------------------------------------------------------------------------------
              3.751 - 4.000                   4      830,024.77     0.08        4   4.369     3.389    0     661   90.87      100
              --------------------------------------------------------------------------------------------------------------------
              4.001 - 4.250                   8    1,557,324.00     0.16    4.148   3.994     2.935    0     704   91.61      100
              --------------------------------------------------------------------------------------------------------------------
              4.251 - 4.500                   5    1,098,824.00     0.11    4.408    4.31     3.104    0     688   92.64      100
              --------------------------------------------------------------------------------------------------------------------
              4.501 - 4.750                   2      230,352.97     0.02     4.75   3.247     2.282    1     670   85.24      100
              --------------------------------------------------------------------------------------------------------------------
              4.751 - 5.000                   1      251,750.00     0.03    4.875     4.7     3.516    0     637      95      100
              --------------------------------------------------------------------------------------------------------------------
              5.251 - 5.500                   2    1,547,799.70     0.16    5.468   2.106     1.722    1     720   72.56      100
              --------------------------------------------------------------------------------------------------------------------
              5.501 - 5.750                  12    5,173,358.34     0.52    5.674   2.379     1.995    2     720   70.89      100
              --------------------------------------------------------------------------------------------------------------------
              5.751 - 6.000                  48   18,162,422.56     1.83    5.963   2.647     2.263    1     698   73.29      100
              --------------------------------------------------------------------------------------------------------------------
              6.001 - 6.250                 166   64,173,841.11     6.46    6.241   2.916     2.532    2     698   72.16      100
              --------------------------------------------------------------------------------------------------------------------
              6.251 - 6.500                 164   60,718,346.32     6.11     6.45   3.149     2.755    2     692   76.37      100
              --------------------------------------------------------------------------------------------------------------------
              6.501 - 6.750                 200   70,895,874.69     7.14    6.711   3.407     3.012    1     686   76.57      100
              --------------------------------------------------------------------------------------------------------------------
              6.751 - 7.000                 101   33,037,177.50     3.33    6.885   3.575     3.144    2     699   77.31      100
              --------------------------------------------------------------------------------------------------------------------
              7.001 - 7.250                  33    8,556,812.21     0.86    7.171   3.859     3.088    3     703   84.38      100
              --------------------------------------------------------------------------------------------------------------------
              7.251 - 7.500                  14    4,584,961.12     0.46    7.413   4.102     2.938    3     685   90.43      100
              --------------------------------------------------------------------------------------------------------------------
              7.501 - 7.750                  11    3,476,458.15     0.35    7.732   4.421     3.187    2     676   89.31      100
              --------------------------------------------------------------------------------------------------------------------
              7.751 - 8.000                   6    1,775,166.54     0.18    7.902   4.602     3.317    2     716   91.64      100
              --------------------------------------------------------------------------------------------------------------------
              8.001 - 8.250                   2      592,644.87     0.06     8.25   4.934      3.52    1     637   87.32      100
              --------------------------------------------------------------------------------------------------------------------
              8.251 - 8.500                   1      193,221.20     0.02    8.375   5.075     3.581    1     650      90      100
              --------------------------------------------------------------------------------------------------------------------
              Total:                      2,710  993,577,991.55      100    2.914   3.246     2.839    0     692   75.28      100
              --------------------------------------------------------------------------------------------------------------------
              min: 1.0000
              max: 8.3750
              wa: 2.9144




              6. Principal Balance

              --------------------------------------------------------------------------------------------------------------------
                                                                                                Net
              Principal Balance           Count         Balance  Percent     GWAC  Margin    Margin  Age    FICO     LTV  %3yrPPP
              --------------------------------------------------------------------------------------------------------------------
              0.01 - 50,000.00                5      204,980.00     0.02    2.095   3.465     3.081    0     689   75.27      100
              --------------------------------------------------------------------------------------------------------------------
              50,000.01 - 100,000.00         70    5,829,819.92     0.59    2.829   3.416     3.012    0     686   73.84      100
              --------------------------------------------------------------------------------------------------------------------
              100,000.01 - 150,000.00       219   28,184,026.65     2.84    3.057   3.408     2.963    0     684   75.07      100
              --------------------------------------------------------------------------------------------------------------------
              150,000.01 - 200,000.00       276   48,647,544.91      4.9    3.093   3.388     2.947    0     685    75.9      100
              --------------------------------------------------------------------------------------------------------------------
              200,000.01 - 250,000.00       293   66,272,111.96     6.67     3.02   3.341     2.916    0     676   76.41      100
              --------------------------------------------------------------------------------------------------------------------
              250,000.01 - 275,000.00       134   35,097,117.62     3.53    2.972   3.355      2.94    0     685   75.82      100
              --------------------------------------------------------------------------------------------------------------------
              275,000.01 - 350,000.00       370  115,646,685.61    11.64    2.913   3.311     2.877    0     680   76.28      100
              --------------------------------------------------------------------------------------------------------------------
              350,000.01 - 400,000.00       480  182,762,116.44    18.39    4.169   3.238     2.823    1     698    75.8      100
              --------------------------------------------------------------------------------------------------------------------
              400,000.01 - 450,000.00       206   88,066,826.55     8.86    2.418   3.242     2.837    0     698   76.88      100
              --------------------------------------------------------------------------------------------------------------------
              450,000.01 - 500,000.00       175   83,369,742.19     8.39    2.468   3.209     2.818    0     693   75.14      100
              --------------------------------------------------------------------------------------------------------------------
              500,000.01 - 550,000.00       116   60,538,783.96     6.09    2.263   3.252     2.857    0     696   77.09      100
              --------------------------------------------------------------------------------------------------------------------
              550,000.01 - 600,000.00        88   50,832,830.12     5.12    2.563   3.181     2.797    0     700   76.77      100
              --------------------------------------------------------------------------------------------------------------------
              600,000.01 - 750,000.00       167  109,642,804.85    11.04    2.551     3.2     2.816    0     696   74.09      100
              --------------------------------------------------------------------------------------------------------------------
              750,000.01 - 850,000.00        36   28,806,327.57      2.9    2.331   3.224      2.84    0     687   73.58      100
              --------------------------------------------------------------------------------------------------------------------
              850,000.01 - 950,000.00        16   14,409,720.65     1.45    2.479   3.006     2.622    0     695   71.53      100
              --------------------------------------------------------------------------------------------------------------------
              950,000.01 - 1,000,000.00      18   17,764,075.33     1.79    2.143   3.146     2.762    0     710   69.34      100
              --------------------------------------------------------------------------------------------------------------------
              1,000,000.01 - 1,250,000.      16   18,110,771.14     1.82    2.113   3.017     2.633    0     695   73.28      100
              --------------------------------------------------------------------------------------------------------------------
              1,250,000.01 - 1,500,000.      15   21,650,706.08     2.18    2.861   3.013     2.629    0     703   68.25      100
              --------------------------------------------------------------------------------------------------------------------
              1,500,000.01 - 1,750,000.       4    6,581,000.00     0.66    1.805   3.257     2.873    0     723   66.89      100
              --------------------------------------------------------------------------------------------------------------------
              1,750,000.01 - 2,000,000.       6   11,160,000.00     1.12      1.8   3.067     2.683    0     687   70.95      100
              --------------------------------------------------------------------------------------------------------------------
              Total:                      2,710  993,577,991.55      100    2.914   3.246     2.839    0     692   75.28      100
              --------------------------------------------------------------------------------------------------------------------
              min: 30,000.00
              max: 2,000,000.00
              avg: 366,633.95




              7. Original Term

              --------------------------------------------------------------------------------------------------------------------
                                                                                                Net
              Original Term               Count         Balance  Percent     GWAC  Margin    Margin  Age    FICO     LTV  %3yrPPP
              --------------------------------------------------------------------------------------------------------------------
              360                         2,710  993,577,991.55      100    2.914   3.246     2.839    0     692   75.28      100
              --------------------------------------------------------------------------------------------------------------------
              Total:                      2,710  993,577,991.55      100    2.914   3.246     2.839    0     692   75.28      100
              --------------------------------------------------------------------------------------------------------------------
              min: 360
              max: 360
              wa: 360




              8. RemTerm

              --------------------------------------------------------------------------------------------------------------------
                                                                                                Net
              RemTerm                     Count         Balance  Percent     GWAC  Margin    Margin  Age    FICO     LTV  %3yrPPP
              --------------------------------------------------------------------------------------------------------------------
              352                             1      109,575.03     0.01        6   2.725     2.341    8     631      95      100
              --------------------------------------------------------------------------------------------------------------------
              353                             1      396,898.02     0.04     6.25     2.9     2.516    7     642   75.81      100
              --------------------------------------------------------------------------------------------------------------------
              354                             7    2,313,635.09     0.23     6.72   3.409     2.992    6     691   79.56      100
              --------------------------------------------------------------------------------------------------------------------
              355                             8    3,336,782.88     0.34    6.267   2.957     2.484    5     700   70.68      100
              --------------------------------------------------------------------------------------------------------------------
              356                            43   10,050,060.82     1.01     6.81     3.5     2.698    4     706   85.56      100
              --------------------------------------------------------------------------------------------------------------------
              357                            66   20,833,158.28      2.1    6.703   3.394     2.808    3     696    82.1      100
              --------------------------------------------------------------------------------------------------------------------
              358                           163   60,935,360.93     6.13    6.447    3.21     2.778    2     696   77.99      100
              --------------------------------------------------------------------------------------------------------------------
              359                           486  178,578,372.54    17.97    6.453    3.21     2.807    1     692   74.14      100
              --------------------------------------------------------------------------------------------------------------------
              360                         1,935  717,024,147.96    72.17    1.538   3.252     2.857    0     691      75      100
              --------------------------------------------------------------------------------------------------------------------
              Total:                      2,710  993,577,991.55      100    2.914   3.246     2.839    0     692   75.28      100
              --------------------------------------------------------------------------------------------------------------------
              min: 352
              max: 360
              wa: 360




              9. Age

              --------------------------------------------------------------------------------------------------------------------
                                                                                                Net
              Age                         Count         Balance  Percent     GWAC  Margin    Margin  Age    FICO     LTV  %3yrPPP
              --------------------------------------------------------------------------------------------------------------------
              0                           1,935  717,024,147.96    72.17    1.538   3.252     2.857    0     691      75      100
              --------------------------------------------------------------------------------------------------------------------
              1                             486  178,578,372.54    17.97    6.453    3.21     2.807    1     692   74.14      100
              --------------------------------------------------------------------------------------------------------------------
              2                             163   60,935,360.93     6.13    6.447    3.21     2.778    2     696   77.99      100
              --------------------------------------------------------------------------------------------------------------------
              3                              66   20,833,158.28      2.1    6.703   3.394     2.808    3     696    82.1      100
              --------------------------------------------------------------------------------------------------------------------
              4                              43   10,050,060.82     1.01     6.81     3.5     2.698    4     706   85.56      100
              --------------------------------------------------------------------------------------------------------------------
              5                               8    3,336,782.88     0.34    6.267   2.957     2.484    5     700   70.68      100
              --------------------------------------------------------------------------------------------------------------------
              6                               7    2,313,635.09     0.23     6.72   3.409     2.992    6     691   79.56      100
              --------------------------------------------------------------------------------------------------------------------
              7                               1      396,898.02     0.04     6.25     2.9     2.516    7     642   75.81      100
              --------------------------------------------------------------------------------------------------------------------
              8                               1      109,575.03     0.01        6   2.725     2.341    8     631      95      100
              --------------------------------------------------------------------------------------------------------------------
              Total:                      2,710  993,577,991.55      100    2.914   3.246     2.839    0     692   75.28      100
              --------------------------------------------------------------------------------------------------------------------
              min: 0
              max: 8
              wa: 0




              10. First Payment Date

              --------------------------------------------------------------------------------------------------------------------
                                                                                                Net
              First Payment Date          Count         Balance  Percent     GWAC  Margin    Margin  Age    FICO     LTV  %3yrPPP
              --------------------------------------------------------------------------------------------------------------------
              5/1/2005                        1      109,575.03     0.01        6   2.725     2.341    8     631      95      100
              --------------------------------------------------------------------------------------------------------------------
              6/1/2005                        1      396,898.02     0.04     6.25     2.9     2.516    7     642   75.81      100
              --------------------------------------------------------------------------------------------------------------------
              7/1/2005                        7    2,313,635.09     0.23     6.72   3.409     2.992    6     691   79.56      100
              --------------------------------------------------------------------------------------------------------------------
              8/1/2005                        8    3,336,782.88     0.34    6.267   2.957     2.484    5     700   70.68      100
              --------------------------------------------------------------------------------------------------------------------
              9/1/2005                       43   10,050,060.82     1.01     6.81     3.5     2.698    4     706   85.56      100
              --------------------------------------------------------------------------------------------------------------------
              10/1/2005                      66   20,833,158.28      2.1    6.703   3.394     2.808    3     696    82.1      100
              --------------------------------------------------------------------------------------------------------------------
              11/1/2005                     163   60,935,360.93     6.13    6.447    3.21     2.778    2     696   77.99      100
              --------------------------------------------------------------------------------------------------------------------
              12/1/2005                     486  178,578,372.54    17.97    6.453    3.21     2.807    1     692   74.14      100
              --------------------------------------------------------------------------------------------------------------------
              1/1/2006                    1,772  657,912,894.96    66.22    1.538   3.253     2.857    0     692   74.92      100
              --------------------------------------------------------------------------------------------------------------------
              2/1/2006                      163   59,111,253.00     5.95    1.538   3.238     2.854    0     685   75.92      100
              --------------------------------------------------------------------------------------------------------------------
              Total:                      2,710  993,577,991.55      100    2.914   3.246     2.839    0     692   75.28      100
              --------------------------------------------------------------------------------------------------------------------




              11. States

              --------------------------------------------------------------------------------------------------------------------
                                                                                                Net
              States                      Count         Balance  Percent     GWAC  Margin    Margin  Age    FICO     LTV  %3yrPPP
              --------------------------------------------------------------------------------------------------------------------
              AK                              6    1,242,249.60     0.13    5.624   3.039     2.655    1     679   70.53      100
              --------------------------------------------------------------------------------------------------------------------
              AL                              4      511,200.00     0.05    2.063   3.452     3.068    0     680      80      100
              --------------------------------------------------------------------------------------------------------------------
              AZ                             88   22,135,086.57     2.23    3.225   3.243      2.83    1     692   74.66      100
              --------------------------------------------------------------------------------------------------------------------
              CA                          1,340  578,604,890.94    58.23    2.849   3.228     2.828    0     694   74.86      100
              --------------------------------------------------------------------------------------------------------------------
              CO                             43   11,736,015.55     1.18     3.03    3.29     2.818    1     682   76.92      100
              --------------------------------------------------------------------------------------------------------------------
              CT                             25    9,062,587.14     0.91    2.875   3.342     2.862    0     684   68.26      100
              --------------------------------------------------------------------------------------------------------------------
              DC                              1      800,000.00     0.08      1.5   3.075     2.691    0     684   72.73      100
              --------------------------------------------------------------------------------------------------------------------
              DE                              4    1,019,500.00      0.1    1.557   2.822     2.438    0     711   79.55      100
              --------------------------------------------------------------------------------------------------------------------
              FL                            394  120,850,542.26    12.16    2.972   3.319     2.911    0     690   75.66      100
              --------------------------------------------------------------------------------------------------------------------
              GA                             20    4,095,762.18     0.41    4.553   3.545      2.91    2     676   84.01      100
              --------------------------------------------------------------------------------------------------------------------
              HI                             17    6,184,314.08     0.62    3.715   2.784       2.4    1     721   69.48      100
              --------------------------------------------------------------------------------------------------------------------
              ID                             19    4,056,737.29     0.41    3.492   2.874      2.49    0     681   67.75      100
              --------------------------------------------------------------------------------------------------------------------
              IL                             19    5,485,306.90     0.55    2.165   3.138     2.754    0     691   75.29      100
              --------------------------------------------------------------------------------------------------------------------
              IN                             11    1,815,414.00     0.18    1.809   3.351     2.949    0     662    78.8      100
              --------------------------------------------------------------------------------------------------------------------
              KS                              3      488,800.00     0.05    4.431   3.463     3.079    1     647      80      100
              --------------------------------------------------------------------------------------------------------------------
              KY                              5    1,087,226.06     0.11    3.112    3.25     2.866    0     722   81.27      100
              --------------------------------------------------------------------------------------------------------------------
              MA                              1      247,409.00     0.02    6.875     3.5     3.116    1     666      80      100
              --------------------------------------------------------------------------------------------------------------------
              MD                             46   16,249,202.41     1.64    3.609   3.243     2.841    0     680   75.56      100
              --------------------------------------------------------------------------------------------------------------------
              MI                             73   20,117,970.66     2.02    2.853   3.329     2.872    1     687   78.45      100
              --------------------------------------------------------------------------------------------------------------------
              MN                             40   10,867,910.34     1.09    2.947   3.378     2.982    0     699   77.48      100
              --------------------------------------------------------------------------------------------------------------------
              MO                              3      391,550.00     0.04    1.889   3.277     2.893    0     697      79      100
              --------------------------------------------------------------------------------------------------------------------
              MT                              2      605,523.67     0.06    3.689   3.376     2.992    1     702   82.97      100
              --------------------------------------------------------------------------------------------------------------------
              NC                              5    3,960,327.61      0.4    3.327   3.356     2.972    0     652   71.64      100
              --------------------------------------------------------------------------------------------------------------------
              ND                              1      238,000.00     0.02      1.5    2.95     2.566    0     692      80      100
              --------------------------------------------------------------------------------------------------------------------
              NH                              7    2,253,072.41     0.23    3.185   3.221     2.837    0     670   79.58      100
              --------------------------------------------------------------------------------------------------------------------
              NJ                             33   12,582,436.75     1.27    2.348   3.078     2.647    0     697   74.35      100
              --------------------------------------------------------------------------------------------------------------------
              NM                              1      164,000.00     0.02      2.5   3.325     2.941    0     750      80      100
              --------------------------------------------------------------------------------------------------------------------
              NV                            146   49,860,877.39     5.02    3.224   3.212     2.814    1     691   76.91      100
              --------------------------------------------------------------------------------------------------------------------
              NY                             62   28,553,843.94     2.87    1.954   3.232     2.848    0     700   73.94      100
              --------------------------------------------------------------------------------------------------------------------
              OH                             32    5,382,610.95     0.54    2.763   3.447      2.97    0     681   79.94      100
              --------------------------------------------------------------------------------------------------------------------
              OK                              2      425,182.25     0.04     1.94   3.702     3.318    0     634   79.81      100
              --------------------------------------------------------------------------------------------------------------------
              OR                             20    4,858,715.71     0.49    3.558   3.295      2.86    1     692   79.73      100
              --------------------------------------------------------------------------------------------------------------------
              PA                             34    7,861,706.95     0.79    3.124   3.477     3.028    0     684   75.81      100
              --------------------------------------------------------------------------------------------------------------------
              RI                              7    1,523,541.78     0.15    1.639   3.432     3.048    0     694   78.33      100
              --------------------------------------------------------------------------------------------------------------------
              SC                              5    1,526,579.91     0.15    2.685   3.252     2.868    1     703   67.51      100
              --------------------------------------------------------------------------------------------------------------------
              SD                              2      224,000.00     0.02      2.5    3.45     3.066    0     790      80      100
              --------------------------------------------------------------------------------------------------------------------
              TN                              5    1,639,958.91     0.17    2.682   3.545     2.924    1     659   81.36      100
              --------------------------------------------------------------------------------------------------------------------
              TX                             31    4,898,105.67     0.49    3.743   3.383     2.956    1     686   81.76      100
              --------------------------------------------------------------------------------------------------------------------
              UT                             20    6,468,741.50     0.65    2.658   3.297     2.865    0     698   77.87      100
              --------------------------------------------------------------------------------------------------------------------
              VA                             60   21,964,122.63     2.21    3.226   3.305      2.88    0     685   77.36      100
              --------------------------------------------------------------------------------------------------------------------
              WA                             56   17,548,919.39     1.77    3.684   3.177     2.749    1     687   74.21      100
              --------------------------------------------------------------------------------------------------------------------
              WI                             15    3,393,225.15     0.34    1.974   3.335     2.951    0     692   78.87      100
              --------------------------------------------------------------------------------------------------------------------
              WV                              1      195,624.00     0.02      2.5   3.575     3.191    0     712   82.54      100
              --------------------------------------------------------------------------------------------------------------------
              WY                              1      399,200.00     0.04        1    2.65     2.266    0     805      80      100
              --------------------------------------------------------------------------------------------------------------------
              Total:                      2,710  993,577,991.55      100    2.914   3.246     2.839    0     692   75.28      100
              --------------------------------------------------------------------------------------------------------------------




              12. Original LTV

              --------------------------------------------------------------------------------------------------------------------
                                                                                                Net
              Original LTV                Count         Balance  Percent     GWAC  Margin    Margin  Age    FICO     LTV  %3yrPPP
              --------------------------------------------------------------------------------------------------------------------
              0.001 - 50.000                 72   25,030,367.52     2.52     2.78   2.942     2.558    0     688   42.61      100
              --------------------------------------------------------------------------------------------------------------------
              50.001 - 60.000               114   44,044,741.69     4.43    2.489   2.966     2.582    0     701   56.19      100
              --------------------------------------------------------------------------------------------------------------------
              60.001 - 70.000               417  157,138,480.38    15.82    2.636   3.184       2.8    0     691   67.51      100
              --------------------------------------------------------------------------------------------------------------------
              70.001 - 75.000               415  176,693,532.09    17.78    3.031   3.237     2.853    0     690   74.02      100
              --------------------------------------------------------------------------------------------------------------------
              75.001 - 80.000             1,456  529,634,785.99    53.31    2.726   3.252     2.868    0     692   79.56      100
              --------------------------------------------------------------------------------------------------------------------
              80.001 - 85.000                60   16,257,565.63     1.64     4.01   3.736     3.126    0     681   84.06      100
              --------------------------------------------------------------------------------------------------------------------
              85.001 - 90.000               133   32,513,745.14     3.27    5.869   3.725     2.915    2     694   89.42      100
              --------------------------------------------------------------------------------------------------------------------
              90.001 - 95.000                43   12,264,773.11     1.23    5.444   3.639      2.81    1     715   94.58      100
              --------------------------------------------------------------------------------------------------------------------
              Total:                      2,710  993,577,991.55      100    2.914   3.246     2.839    0     692   75.28      100
              --------------------------------------------------------------------------------------------------------------------
              min: 15.435
              max: 95.000
              wa: 75.284




              13. FICO

              --------------------------------------------------------------------------------------------------------------------
                                                                                                Net
              FICO                        Count         Balance  Percent     GWAC  Margin    Margin  Age    FICO     LTV  %3yrPPP
              --------------------------------------------------------------------------------------------------------------------
              0 - 0                           7    2,243,081.71     0.23    3.092   3.193     2.809    1       0   76.86      100
              --------------------------------------------------------------------------------------------------------------------
              520 - 559                       2      677,623.69     0.07    1.197   3.207     2.823    1     555      76      100
              --------------------------------------------------------------------------------------------------------------------
              560 - 579                       1    1,050,000.00     0.11        1   3.575     3.191    0     570      75      100
              --------------------------------------------------------------------------------------------------------------------
              580 - 619                      22    6,667,773.80     0.67     1.66   3.157     2.773    0     613   73.03      100
              --------------------------------------------------------------------------------------------------------------------
              620 - 659                     767  241,442,153.88     24.3    3.077   3.346     2.941    0     643   73.76      100
              --------------------------------------------------------------------------------------------------------------------
              660 - 699                     935  356,508,229.12    35.88    2.811   3.267     2.866    0     679   76.21      100
              --------------------------------------------------------------------------------------------------------------------
              700 - 749                     644  260,489,676.11    26.22    2.929   3.191     2.774    0     721   75.77      100
              --------------------------------------------------------------------------------------------------------------------
              750 - 799                     311  117,262,820.32     11.8    2.937   3.106     2.696    0     769   74.79      100
              --------------------------------------------------------------------------------------------------------------------
              800 - 819                      21    7,236,632.92     0.73    3.241   3.191     2.807    0     807   72.51      100
              --------------------------------------------------------------------------------------------------------------------
              Total:                      2,710  993,577,991.55      100    2.914   3.246     2.839    0     692   75.28      100
              --------------------------------------------------------------------------------------------------------------------
              nzmin: 547
              max: 817
              nzwa: 692




              14. PMI

              --------------------------------------------------------------------------------------------------------------------
                                                                                                Net
              PMI                         Count         Balance  Percent     GWAC  Margin    Margin  Age    FICO     LTV  %3yrPPP
              --------------------------------------------------------------------------------------------------------------------
              OLTV<=80                    2,474  932,541,907.67    93.86    2.759   3.216     2.832    0     692   74.38      100
              --------------------------------------------------------------------------------------------------------------------
              Insured and OLTV > 80%        236   61,036,083.88     6.14    5.288    3.71      2.95    1     695   89.03      100
              --------------------------------------------------------------------------------------------------------------------
              Total:                      2,710  993,577,991.55      100    2.914   3.246     2.839    0     692   75.28      100
              --------------------------------------------------------------------------------------------------------------------




              15. Property Type

              --------------------------------------------------------------------------------------------------------------------
                                                                                                Net
              Property Type               Count         Balance  Percent     GWAC  Margin    Margin  Age    FICO     LTV  %3yrPPP
              --------------------------------------------------------------------------------------------------------------------
              2-4 FAMILY                    322  121,876,720.64    12.27    3.165   3.333     2.949    0     709   74.42      100
              --------------------------------------------------------------------------------------------------------------------
              CONDOMINIUM                   262   76,114,345.65     7.66    2.842    3.29     2.856    0     695   77.45      100
              --------------------------------------------------------------------------------------------------------------------
              CO-OP                           2    2,165,600.00     0.22    2.585   3.965     3.581    0     653      80      100
              --------------------------------------------------------------------------------------------------------------------
              PUD                           523  194,806,970.51    19.61    2.805   3.207     2.806    0     693   75.69      100
              --------------------------------------------------------------------------------------------------------------------
              SINGLE FAMILY               1,601  598,614,354.75    60.25    2.909   3.233     2.823    0     688   75.04      100
              --------------------------------------------------------------------------------------------------------------------
              Total:                      2,710  993,577,991.55      100    2.914   3.246     2.839    0     692   75.28      100
              --------------------------------------------------------------------------------------------------------------------





              16. Occupancy Code

              --------------------------------------------------------------------------------------------------------------------
                                                                                                Net
              Occupancy Code              Count         Balance  Percent     GWAC  Margin    Margin  Age    FICO     LTV  %3yrPPP
              --------------------------------------------------------------------------------------------------------------------
              Investment                    515  149,009,214.10       15    3.432   3.437     3.049    0     711   74.33      100
              --------------------------------------------------------------------------------------------------------------------
              Primary Residence           2,092  803,426,996.22    80.86    2.843   3.224     2.812    0     688   75.49      100
              --------------------------------------------------------------------------------------------------------------------
              Second Home                   103   41,141,781.23     4.14    2.446   2.998     2.603    0     703   74.69      100
              --------------------------------------------------------------------------------------------------------------------
              Total:                      2,710  993,577,991.55      100    2.914   3.246     2.839    0     692   75.28      100
              --------------------------------------------------------------------------------------------------------------------




              17. Purpose

              --------------------------------------------------------------------------------------------------------------------
                                                                                                Net
              Purpose                     Count         Balance  Percent     GWAC  Margin    Margin  Age    FICO     LTV  %3yrPPP
              --------------------------------------------------------------------------------------------------------------------
              CashOut Refi                1,487  544,798,823.91    54.83    3.029   3.255     2.854    0     689   73.28      100
              --------------------------------------------------------------------------------------------------------------------
              Purchase                      760  280,759,419.52    28.26    2.859   3.207     2.797    0     704   78.44      100
              --------------------------------------------------------------------------------------------------------------------
              RateTerm Refi                 463  168,019,748.12    16.91    2.634   3.283     2.861    0     684   76.52      100
              --------------------------------------------------------------------------------------------------------------------
              Total:                      2,710  993,577,991.55      100    2.914   3.246     2.839    0     692   75.28      100
              --------------------------------------------------------------------------------------------------------------------




              18. Documentation Type

              --------------------------------------------------------------------------------------------------------------------
                                                                                                Net
              Documentation Type          Count         Balance  Percent     GWAC  Margin    Margin  Age    FICO     LTV  %3yrPPP
              --------------------------------------------------------------------------------------------------------------------
              Alt Documentation             103   29,106,684.69     2.93    3.152   3.216     2.771    1     688   77.13      100
              --------------------------------------------------------------------------------------------------------------------
              Full Documentation            474  141,819,432.82    14.27    3.462    3.29     2.876    1     679   76.19      100
              --------------------------------------------------------------------------------------------------------------------
              Reduced Documentation       1,750  702,656,984.71    70.72    2.786   3.235     2.835    0     693   75.36      100
              --------------------------------------------------------------------------------------------------------------------
              SISA                          383  119,994,889.33    12.08    2.959   3.269     2.839    1     703   73.32      100
              --------------------------------------------------------------------------------------------------------------------
              Total:                      2,710  993,577,991.55      100    2.914   3.246     2.839    0     692   75.28      100
              --------------------------------------------------------------------------------------------------------------------




              19. Lien Position

              --------------------------------------------------------------------------------------------------------------------
                                                                                                Net
              Lien Position               Count         Balance  Percent     GWAC  Margin    Margin  Age    FICO     LTV  %3yrPPP
              --------------------------------------------------------------------------------------------------------------------
              1                           2,710  993,577,991.55      100    2.914   3.246     2.839    0     692   75.28      100
              --------------------------------------------------------------------------------------------------------------------
              Total:                      2,710  993,577,991.55      100    2.914   3.246     2.839    0     692   75.28      100
              --------------------------------------------------------------------------------------------------------------------




              20. Gross Margins

              --------------------------------------------------------------------------------------------------------------------
                                                                                                Net
              Gross Margins               Count         Balance  Percent     GWAC  Margin    Margin  Age    FICO     LTV  %3yrPPP
              --------------------------------------------------------------------------------------------------------------------
              1.001 - 1.500                   1      109,752.97     0.01     4.75   1.375     0.991    3     693      80      100
              --------------------------------------------------------------------------------------------------------------------
              1.501 - 2.000                   5    5,239,000.00     0.53    1.187   1.909     1.525    0     731   67.17      100
              --------------------------------------------------------------------------------------------------------------------
              2.001 - 2.500                  53   24,579,855.19     2.47    2.919   2.385     2.001    1     711   71.39      100
              --------------------------------------------------------------------------------------------------------------------
              2.501 - 3.000                 576  241,122,402.96    24.27    2.853   2.856     2.472    1     705   72.14      100
              --------------------------------------------------------------------------------------------------------------------
              3.001 - 3.500               1,372  499,814,501.26     50.3     2.87   3.295     2.907    0     690   75.71      100
              --------------------------------------------------------------------------------------------------------------------
              3.501 - 4.000                 616  197,625,561.79    19.89     2.87   3.606     3.186    0     679   77.36      100
              --------------------------------------------------------------------------------------------------------------------
              4.001 - 4.500                  64   18,898,184.77      1.9    4.929   4.206     3.363    1     683   84.63      100
              --------------------------------------------------------------------------------------------------------------------
              4.501 - 5.000                  22    5,995,511.41      0.6    5.509   4.692     3.469    1     687    90.5      100
              --------------------------------------------------------------------------------------------------------------------
              5.001 - 5.500                   1      193,221.20     0.02    8.375   5.075     3.581    1     650      90      100
              --------------------------------------------------------------------------------------------------------------------
              Total:                      2,710  993,577,991.55      100    2.914   3.246     2.839    0     692   75.28      100
              --------------------------------------------------------------------------------------------------------------------
              min: 1.375
              max: 5.075
              wa: 3.246




              21. Life Time Cap

              --------------------------------------------------------------------------------------------------------------------
                                                                                                Net
              Life Time Cap               Count         Balance  Percent     GWAC  Margin    Margin  Age    FICO     LTV  %3yrPPP
              --------------------------------------------------------------------------------------------------------------------
              9.45                            1      618,516.67     0.06     6.75    3.45     3.066    1     668    77.5      100
              --------------------------------------------------------------------------------------------------------------------
              9.95                        2,685  985,881,068.67    99.23    2.903   3.242     2.836    0     692   75.24      100
              --------------------------------------------------------------------------------------------------------------------
              9.99                            1      250,000.00     0.03      1.5   2.875     2.491    0     690   71.02      100
              --------------------------------------------------------------------------------------------------------------------
              10.825                          2      875,500.00     0.09    2.875    4.15       3.4    0     674      85      100
              --------------------------------------------------------------------------------------------------------------------
              10.95                           6    1,938,423.08      0.2    5.074   3.882     3.271    1     677   79.59      100
              --------------------------------------------------------------------------------------------------------------------
              11.075                          5    1,095,055.42     0.11     5.99   4.431     3.312    1     713      90      100
              --------------------------------------------------------------------------------------------------------------------
              11.45                           6    1,897,577.71     0.19    3.712   3.641     3.184    0     661   80.95      100
              --------------------------------------------------------------------------------------------------------------------
              11.95                           2      656,250.00     0.07      2.7    3.71     3.326    0     672      75      100
              --------------------------------------------------------------------------------------------------------------------
              12.45                           1      239,200.00     0.02      2.5    3.45     3.066    0     752      80      100
              --------------------------------------------------------------------------------------------------------------------
              13.7                            1      126,400.00     0.01    2.875   4.075     3.481    0     665   84.27      100
              --------------------------------------------------------------------------------------------------------------------
              Total:                      2,710  993,577,991.55      100    2.914   3.246     2.839    0     692   75.28      100
              --------------------------------------------------------------------------------------------------------------------
              min: 9.450
              max: 13.700
              wa: 9.959




              22. Months to Roll

              --------------------------------------------------------------------------------------------------------------------
                                                                                                Net
              Months to Roll              Count         Balance  Percent     GWAC  Margin    Margin  Age    FICO     LTV  %3yrPPP
              --------------------------------------------------------------------------------------------------------------------
              1                           2,474  911,992,124.61    91.79    3.013   3.236     2.828    0     693    75.2      100
              --------------------------------------------------------------------------------------------------------------------
              2                             166   59,460,925.61     5.98    1.555   3.248     2.864    0     685   75.92      100
              --------------------------------------------------------------------------------------------------------------------
              3                              63   20,276,741.33     2.04    2.483   3.646     3.246    0     687   76.95      100
              --------------------------------------------------------------------------------------------------------------------
              4                               7    1,848,200.00     0.19    2.568   3.728     3.344    0     709   77.15      100
              --------------------------------------------------------------------------------------------------------------------
              Total:                      2,710  993,577,991.55      100    2.914   3.246     2.839    0     692   75.28      100
              --------------------------------------------------------------------------------------------------------------------
              nzmin: 1
              max: 4
              nzwa: 1




              23. Initial Adjustment Da

              --------------------------------------------------------------------------------------------------------------------
                                                                                                Net
              Initial Adjustment Date     Count         Balance  Percent     GWAC  Margin    Margin  Age    FICO     LTV  %3yrPPP
              --------------------------------------------------------------------------------------------------------------------
              5/1/2005                        1      109,575.03     0.01        6   2.725     2.341    8     631      95      100
              --------------------------------------------------------------------------------------------------------------------
              7/1/2005                        5    1,707,181.47     0.17    6.821   3.516     3.087    6     694    79.4      100
              --------------------------------------------------------------------------------------------------------------------
              8/1/2005                        9    3,733,680.90     0.38    6.265   2.951     2.487    5     693   71.22      100
              --------------------------------------------------------------------------------------------------------------------
              9/1/2005                       45   10,656,514.44     1.07    6.789   3.477       2.7    4     705   85.24      100
              --------------------------------------------------------------------------------------------------------------------
              10/1/2005                      63   20,087,394.03     2.02      6.7    3.39     2.797    3     696   82.06      100
              --------------------------------------------------------------------------------------------------------------------
              11/1/2005                     159   59,652,272.56        6    6.521   3.209     2.775    2     697   78.07      100
              --------------------------------------------------------------------------------------------------------------------
              12/1/2005                     480  177,526,171.07    17.87      6.5   3.203       2.8    1     692   74.14      100
              --------------------------------------------------------------------------------------------------------------------
              1/1/2006                    1,712  638,519,335.11    64.26    1.508    3.24     2.845    0     692   74.86      100
              --------------------------------------------------------------------------------------------------------------------
              2/1/2006                      166   59,460,925.61     5.98    1.555   3.248     2.864    0     685   75.92      100
              --------------------------------------------------------------------------------------------------------------------
              3/1/2006                       63   20,276,741.33     2.04    2.483   3.646     3.246    0     687   76.95      100
              --------------------------------------------------------------------------------------------------------------------
              4/1/2006                        7    1,848,200.00     0.19    2.568   3.728     3.344    0     709   77.15      100
              --------------------------------------------------------------------------------------------------------------------
              Total:                      2,710  993,577,991.55      100    2.914   3.246     2.839    0     692   75.28      100
              --------------------------------------------------------------------------------------------------------------------




              24. Teaser Period

              --------------------------------------------------------------------------------------------------------------------
                                                                                                Net
              Teaser Period               Count         Balance  Percent     GWAC  Margin    Margin  Age    FICO     LTV  %3yrPPP
              --------------------------------------------------------------------------------------------------------------------
              1                           2,621  966,622,880.24    97.29    2.919   3.236     2.828    0     692   75.23      100
              --------------------------------------------------------------------------------------------------------------------
              3                              89   26,955,111.31     2.71    2.746   3.634     3.238    0     687   77.16      100
              --------------------------------------------------------------------------------------------------------------------
              Total:                      2,710  993,577,991.55      100    2.914   3.246     2.839    0     692   75.28      100
              --------------------------------------------------------------------------------------------------------------------




              25. NegAm Limit

              --------------------------------------------------------------------------------------------------------------------
                                                                                                Net
              NegAm Limit                 Count         Balance  Percent     GWAC  Margin    Margin  Age    FICO     LTV  %3yrPPP
              --------------------------------------------------------------------------------------------------------------------
              110%                           59   27,329,843.94     2.75    1.974   3.232     2.848    0     701   73.82      100
              --------------------------------------------------------------------------------------------------------------------
              115%                        2,651  966,248,147.61    97.25    2.941   3.247     2.839    0     692   75.33      100
              --------------------------------------------------------------------------------------------------------------------
              Total:                      2,710  993,577,991.55      100    2.914   3.246     2.839    0     692   75.28      100
              --------------------------------------------------------------------------------------------------------------------










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an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The
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advice. In addition, , subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.